Exhibit 10.64

AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This Amendment to Convertible Promissory Note (this “Amendment”) is entered into as of June 10, 2022, by and between Brighton Capital Partners, LLC, a Texas limited liability company (“Lender”), and HUMBL, Inc., a Delaware corporation (“Borrower”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Note (as defined below).

A. Borrower previously issued to Lender that certain Convertible Promissory Note dated April 14, 2021 in the principal amount of $3,300,000.00 (the “Note”).

B. Borrower has requested that Lender extend the Maturity Date of the Note and reduce the Floor Price.

C. Lender has agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to extend the Maturity Date and reduce the Floor Price.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Extension. The Maturity Date is hereby extended until December 31, 2022.

3. Floor Price Reduction. The Floor Price is hereby reduced to $0.05.

4. Other Terms Unchanged. The Note, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Note after the date of this Amendment is deemed to be a reference to the Note as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Note, the terms of this Amendment shall control.

5. No Reliance. Lender acknowledges and agrees that neither Borrower nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Lender or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and the Note and, in making its decision to enter into the transactions contemplated by this Amendment, Lender is not relying on any representation, warranty, covenant or promise of Borrower or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

7. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

LENDER:

Brighton Capital Partners, LLC

By:
Lucas Hales, Manager

BORROWER:

HUMBL, Inc.

By:
Brian Foote, CEO